UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2008

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

      On January 30, 2008, Hampden Bancorp, Inc. (the "Company"), the holding company for Hampden Bank, announced its financial results for the three and six months ended December 31, 2007. The press release announcing financial results for the three and six months ended December 31, 2007 is included as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

      On January 30, 2008, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable on February 26, 2008, to stockholders of record at the close of business on February 12, 2008. A copy of the press release announcing the declaration is attached as Exhibit 99.1.

      Also on January 30, 2008, the Company issued a press release announcing that its Board of Directors has authorized the open market purchases of shares of its common stock to fund restricted stock awards under its 2008 Equity Incentive Plan, which was approved by the Company's stockholders at a special meeting held on January 29, 2008. A copy of the press release announcing the open market stock purchase plan is attached as Exhibit 99.1.

2

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on January 30, 2008.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc. (Registrant)

Date: February 01, 2008	By:	/s/ Thomas R. Burton
Thomas R. Burton President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on January 30, 2008.

5